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                                                                      EXHIBIT 12

                              AFFILIATE AGREEMENT

     THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of [___________], 2001, among iPrint Technologies, Inc., a Delaware corporation ("iPrint") and the undersigned shareholder who may be deemed an affiliate ("Affiliate") of Wood Alliance, Inc., a California corporation ("Wood"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Combination Agreement (as defined below).

                                    RECITALS
                                    --------

     A. Wood, iPrint and Sub (as defined below) have entered into Combination and Reorganization Agreement dated as of June 23, 2001 (the "Combination Agreement") which provides for the merger of a wholly-owned subsidiary of iPrint ("Sub") with and into Wood (the "Combination"). Pursuant to the Combination, all outstanding common stock of Wood (the "Wood Common Stock") shall be converted into the right to receive common stock of iPrint;

     B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Wood, as the term "affiliate" is used for purposes of Rule 144 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission"); and

     C. The execution and delivery of this Agreement by Affiliate is a material inducement to iPrint to enter into the Combination Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows.

     1. Acknowledgments by Affiliate. Affiliate acknowledges and understands
        ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by iPrint, Wood and their respective affiliates and counsel, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Combination Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

     2. Beneficial Ownership of Wood Common Stock. The Affiliate is the
        -----------------------------------------
beneficial owner of shares of Wood Common Stock (the "Shares"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. All shares of Wood Common Stock and common stock of iPrint acquired by Affiliate in the Combination ("iPrint Common Stock") shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof.

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     3. Compliance with Rule 145 and the Securities Act.
        -----------------------------------------------

          (a) Affiliate has been advised that (i) the issuance of shares of iPrint Common Stock in connection with the Combination is expected to be registered with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), and the resale of such shares shall be subject to restrictions set forth in Rule 145 promulgated under the Securities Act, and
(ii) Affiliate may be deemed to be an affiliate of Wood. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any iPrint Common Stock issued to Affiliate in the Combination unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, (iii) Affiliate delivers to iPrint a written opinion of counsel, reasonably acceptable to iPrint in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act or (iv) an authorized representative of the Commission shall have rendered written advice to Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

          (b) iPrint shall give stop transfer instructions to its transfer agent with respect to any iPrint Common Stock received by Affiliate pursuant to the Combination and there shall be placed on the certificates representing such iPrint Common Stock, or any substitutions therefor, a legend stating in substance:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145(d) APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and iPrint shall so instruct its transfer agent, if Affiliate delivers to iPrint (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to iPrint, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

     4. Termination. This Agreement shall be terminated and shall be of no
        -----------
further force and effect in the event of the termination of the Combination Agreement pursuant to Article VIII of the Combination Agreement.

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     5. Miscellaneous.
        -------------

          (a) Waiver: Severability. No waiver by any party hereto of any
              --------------------
condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          (b) Binding Effect and Assignment. This Agreement and all of the
              -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

          (c) Amendments and Modification. This Agreement may not be modified,
              ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) Injunctive Relief. Each of the parties acknowledge that (i) the
              -----------------
covenants and the restrictions contained in this Agreement are necessary, fundamental, and required for the protection of iPrint and Wood and to preserve for iPrint the benefits of the Combination; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to iPrint and Wood which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, iPrint and Wood shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

          (e) Governing Law. This Agreement shall be governed by and construed,
              -------------
interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (f) Entire Agreement. This Agreement, the Combination Agreement and
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the other agreements referred to in the Combination Agreement set forth the entire understanding of Affiliate and iPrint relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and iPrint relating to the subject matter hereof and thereof.

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          (g) Attorneys' Fees. In the event of any legal actions or proceeding
              ---------------
to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

          (h) Further Assurances. Affiliate shall execute and/or cause to be
              ------------------
delivered to iPrint such instruments and other documents and shall take such other actions as iPrint may reasonably request to effectuate the intent and purposes of this Agreement.

          (i) Third Party Reliance. Counsel to iPrint and Wood shall be entitled
              --------------------
to rely upon this Affiliate Agreement.

          (j) Survival. The representations, warranties, covenants and other
              --------
provisions contained in this Agreement shall survive the Combination.

          (k) Notices. All notices and other communications pursuant to this
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Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          If to iPrint:       iPrint Technologies, inc.
                              255 Constitution Drive
                              Menlo Park, CA  94025
                              Attn: General Counsel
                              Facsimile No.:  (650) 474-3990

          With a copy to:     Gray Cary Ware & Freidenrich LLP
                              400 Hamilton Avenue
                              Palo Alto, CA 94301-1833

          Attention:          Henry Lesser, Esq.
                              Facsimile No.:  (650) 833-2001

          If to Affiliate:    To the address for notice set forth on the
                              signature page hereof.
                              Facsimile No:  [_____________]

          (l) Counterparts. This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

iPRINT TECHNOLOGIES, iNC.                 AFFILIATE



By: _________________________________     By:__________________________________


Name: _______________________________     Affiliate's Address for Notice:

Title: ______________________________     _____________________________________

                                          _____________________________________

                                          _____________________________________


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